Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As an independent Certified Public Accountant, I hereby consent to the incorporation in this Form SB-2 Registration Statement of my Audit Report of Smokers Lozenge, Inc. dated June 30, 2006 for the period ended May 31, 2006, and to all references to my Firm included in this registration statement.

/s/Robert G. Jeffrey, Certified Public Accountant
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Wayne, New Jersey 07470 June 30, 2006